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                                                                   Exhibit 10.74



                                    EXHIBIT E

                        ENVIRONMENTAL SERVITUDE AGREEMENT

         THIS ENVIRONMENTAL SERVITUDE AGREEMENT ("Agreement") dated as of the ____ day of ________, 2002, by and between Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership ("BCP"), and Borden Chemical, Inc., a New Jersey corporation ("BCI").

                                    ARTICLE 1

                             PRELIMINARY STATEMENTS

1.1 BCP owns that certain real property located in Ascension Parish, Louisiana (the "BCP Site") as described as (here describe BCP's Geismar
        Site).

1.2 On June 11, 1998, in United States v. Borden Chemicals and Plastics Operating Limited Partnership, No. 94-2592-A-M2, the United States District Court for the Middle District of Louisiana entered a consent decree (the "Consent Decree") between BCP, the United States and the State of Louisiana.

1.3 The Consent Decree requires BCP to implement at the BCP Site certain "Interim Measures," including but not limited to:

        1.3.1 The operation of a shallow groundwater recharge and recovery system (the "Groundwater Recovery System"), including but not limited to the five (5) recovery trenches and seven (7) extraction wells identified on Exhibit A, attached hereto and made a part hereof, and the groundwater recharge units ("GRUs") depicted upon Exhibit A.

        1.3.2 Operation of a Norco Aquifer Monitoring and Containment System (the "Norco System") consisting of a system of extraction and monitoring wells in the locations on the BCP Site identified on Exhibit A.

        1.3.3 Construction and operation of an "S" Zone Groundwater Recovery System (the "S Zone System") consisting of one or more vertical or horizontal wells or an alternate system approved by the Louisiana Department of Environmental Quality ("LDEQ") and United States Environmental Protection Agency ("EPA").

        1.3.4 Remediation of mercury contaminated soils at a portion of the BCP Site in the general area depicted on Exhibit A.

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        1.3.5 A Remediation Investigation ("RI") and a Remediation Measures
              Study ("RMS") at a portion of the BCP Site and the performance of appropriate investigation and remediation measures required or approved by LDEQ and EPA.

1.4 As of the date even herewith BCI and BCP entered into an Environmental Allocation Agreement (the "Environmental Allocation Agreement") whereby BCI agreed to (i) perform certain of BCP's obligations for the Interim Measures under the Consent Decree and (ii) investigate and remediate any contamination of soil or groundwater, existing prior to the date hereof, at or emanating from any solid waste management unit ("SWMU") at the BCP Site identified in Attachment A to the Consent Decree.

1.5 The parties desire to enter into this Agreement for the purpose of establishing the rights and obligations of BCI with respect to the use of the BCP Site for performance of its obligations, under the Environmental Allocation Agreement. The parties also desire to enter into this Agreement to set forth the rights of BCP and any subsequent owners of the BCP Site.

1.6 Wherever this Agreement refers to a subsequent owner of the BCP Site or to a sale of the BCP Site, such reference shall include any subsequent owners of all or a portion of the BCP Site and/or any sale of all or any portion of the BCP Site.

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BCP and BCI agree as follows:

                                    ARTICLE 2

                                   SERVITUDES

2.1 General Access Servitude. BCP hereby grants to BCI a servitude over, upon, across, and above the BCP Site for ingress to and egress from, and use of, the BCP Site as BCI may reasonably require to perform its obligations under the Environmental Allocation Agreement. To the extent access to the BCP Site is required by EPA or LDEQ under Paragraph 67 of the Consent Decree for any purpose relating to the implementation, monitoring or enforcement of the Consent Decree, such servitude of access shall extend also to the EPA or LDEQ and their representatives, including contractors.

2.2 Groundwater Recovery System. BCP grants to BCI a servitude to operate, construct, build, replace, repair and maintain the Groundwater Recovery System at or upon the BCP Site, provided, however, that BCI will bear the risk of all existing site conditions, including but not limited to, the possible existence of underground facilities.

2.3 Norco System. BCP grants to BCI a servitude to operate, construct, build, replace, repair and maintain the Norco System at or upon the BCP Site.

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2.4     S Zone System. BCP grants to BCI a servitude to operate, construct, build, replace, repair and maintain the S Zone System at or upon the BCP Site.

2.5 RI / RMS / SWMUs. BCP grants to BCI a servitude to perform the RI and RMS at or upon the BCP Site and to conduct an investigation of the soils and / or groundwater at or emanating from any SWMU on the BCP Site.

2.6 Remediation. BCP grants to BCI a servitude to conduct upon the BCP Site such remediation of soil and groundwater as is necessary for BCI to perform its obligations under the Environmental Allocation Agreement, including, but not limited to, excavation of soils, management or treatment of soils, installation of extraction and/or monitoring wells, sampling of soils and/or groundwater, extraction of groundwater, treatment of groundwater and installation and maintenance of covers, caps or barriers, provided, however, that BCI shall take all reasonable steps to minimize any disruption of or material adverse impact on the operations conducted by BCP and any subsequent owner of the BCP Site.

2.7 Utilities. BCI shall have the right and servitude to transport across the BCP Site such utilities as are necessary for the operation of the Groundwater Recovery System, Norco System and S Zone System, including but not limited to water, air, telephone, electricity, steam, nitrogen and natural gas, and for such purpose shall have the right to utilize the existing utility lines which service the Groundwater Recovery System, Norco System and S Zone System, and the right to make repairs, replacements or improvements to such utility lines and the right to install additional utility lines for this purpose, provided, however, that the location of any such additional utility lines shall be subject to prior approval by BCP or any subsequent owner of the BCP Site, which shall not be unreasonably conditioned or withheld.

2.8 Relocation. To the extent it is necessary for BCI to perform its obligations under the Environmental Allocation Agreement, BCI shall have the right to relocate or expand any elements of the Groundwater Recovery System, Norco System and S Zone System, to additional or alternative portions of the BCP Site; provided, however, such relocation or expansion shall be designed to minimize any disruption of or material adverse impact on the BCP operations or any operations conducted by a subsequent owner of the BCP Site; and provided, further, that such relocation shall be subject to prior approval by BCP or any subsequent owner of the BCP Site, which approval shall not be unreasonably withheld or conditioned.

2.9 General Conditions Governing Servitudes. All of the rights of servitude granted above shall be subject to the following limitations: (i) Except in the case of emergency the rights of access to the BCP Site shall be exercised only at reasonable times, consistent with established or customary practices, and persons exercising rights of access to the BCP Site shall comply with all safety and security procedures, practices and requirements of BCP and any subsequent owner of the BCP Site (ii) the rights of servitude granted above may be exercised by employees, agents, contractors, subcontractors, invitees and other persons under BCI's control and direction, but BCI shall remain liable for any

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        damages caused by such persons, and (iii) any work at the BCP Site by
        BCI shall be performed in compliance with applicable laws and permits and, unless the manner of performing the work is otherwise directed by the LDEQ or EPA, normal engineering practices.

                                    ARTICLE 3

                                COVENANTS OF BCP

3.1 Interference and Designation of Access to and Use of the BCP Site. The exercise of the servitudes herein granted shall be undertaken by BCI in a reasonable manner which minimizes any disruption of or material adverse impact on any operations being conducted by BCP or any subsequent owner of the BCP Site. No owner of the BCP Site shall, at any time, engage in any activities which unreasonably interfere with or obstruct BCI's exercise of the servitudes herein granted. To the extent practical and in order to give effect to the foregoing sentences, prior to BCI's exercise of its rights hereunder and from time to time thereafter, BCI and BCP or any subsequent owner or owners of the BCP Site will meet and negotiate in good faith to establish the means, methods and procedures that are reasonably required by all parties for the exercise of their respective rights hereunder. In addition, certain uses of the BCP Site require the consent of the owner or owners of the BCP Site, as provided in Section 4.4, below

3.2 Sensitive Areas. BCP understands that certain areas within the BCP Site have been designated as Sensitive Areas on Appendix C [such Sensitive Areas are the woodlined ditch, withdraw trenches, slurry wall around back wash ponds, the GRUs and the street, parking area and VCM Plant Area 1 (direct chlorination and EDC distillation area) north and east of the VCM-E control room]. BCP further understands that those Sensitive Areas may be subject of investigation or remediation by BCI pursuant to the Environmental Allocation Agreement. BCP agrees, on behalf of itself and any subsequent owner of the BCP Site, that it will (i) provide BCI with advance notice of any major construction projects that BCP or any subsequent owner may undertake in those designated "Sensitive Areas", which notice BCI shall treat as confidential information, (ii) not undertake major construction projects within the Sensitive Areas without the prior written consent of BCI, which consent shall not be unreasonably conditioned or withheld and (iii) consult with BCI in advance with respect to major construction projects to be undertaken in areas of the BCP Site other than within the Sensitive Areas in order to minimize the impact that such major construction projects may have on BCI's implementation of its obligations under the Environmental Allocation Agreement.

3.3 Releases. BCP, or any subsequent owner of the BCP Site, will give BCI written notice of any reportable releases at the BCP Site at the same time as it submits notice to applicable governmental authorities.

3.4 Deed Restrictions. If requested by BCI, BCP or any subsequent owner of the BCP Site will execute deed restrictions that would limit the use of the BCP Site to comparable


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        industrial purposes, except for any area surrounding the
        Administration Building where industrial use is not required by EPA and LDEQ.

                                    ARTICLE 4

                                COVENANTS OF BCI

4.1 Compliance With Laws. All activities hereunder shall be performed by BCI in compliance with all applicable requirements of all applicable laws. To the extent approved by the EPA or LDEQ, or any other governmental entity having jurisdiction, BCI shall be entitled to base its compliance with applicable requirements governing clean-up standards by reference to risk-based standards for comparable industrial sites.

4.2 Damages Occurring on or to the BCP Site. BCI will repair or replace any damage or injury on or to the BCP Site or to any improvements thereon, and BCI will be responsible for any damages to person or other property resulting from BCI's exercising its rights under this Environmental Servitude Agreement.

4.3 Closure. At the end of the term of this Environmental Servitude Agreement, BCI will remove all equipment operated by it hereunder to slab level, plug and abandon any wells according to the requirements of applicable laws and regulations then in effect and perform such other closures of the facilities operated by it hereunder that are required by applicable laws and regulations then in effect.

4.4 Coordination. BCI shall provide BCP and any subsequent owner of any affected portion of the BCP Site with prior notice of and opportunity to comment on any material plans being submitted, material meetings or phone calls for negotiations being conducted, or material work being implemented pursuant to the Environmental Allocation Agreement, and BCP and any such subsequent owner shall have the right, but not the obligation, to participate at its own expense in any such meetings or phone calls. BCI will provide BCP, or any subsequent owner of the BCP Site, with a copy of any proposed work plan for any investigation or remediation activities it proposes to conduct on the BCP Site in sufficient time for BCP, or such subsequent owner, to prepare and submit comments to BCI prior to submission to governmental authorities. BCI shall be solely responsible for the proper design, construction or completion of any such work. If any proposed investigation or remediation activities outside the Sensitive Areas would materially and adversely affect BCP's operations, or any subsequent owner's operations on the BCP Site, consent to such action must first be obtained by BCI, provided, however, that such consent shall not unreasonably be conditioned or withheld. BCI shall conduct its activities hereunder so as not to unreasonably interfere with or obstruct the use or development of the BCP Site.

4.5     Insurance.

        4.5.1 BCI shall provide and maintain:

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        (i)   Worker's Compensation Insurance at Statutory limits under the laws of the state of Louisiana, and Employer's Liability Insurance with limits of not less than $1,000,000, and

        (ii) Comprehensive General Liability Insurance with bodily injury and property coverage limits of not less than $10,000,000 combined single limit per occurrence

        4.5.2 The insurance to be provided pursuant to this Section may be provided pursuant to blanket insurance policies or may be self-insured; provided, however, in no event shall the protection afforded by such blanket policies or self insurance be less than otherwise required hereunder; provided further that if BCI retains any part of the risks to be insured in this Section as a self-insurer or under such blanket policies BCI shall have the same liability as an insurer would have to the extent, if any, that such retention results in insurance for less than the full amounts required in this Section.

        4.5.3 Certificates of insurance evidencing the coverage required hereunder shall be delivered to BCP and replacement certificates shall be delivered within ten (10) days prior to the expiration of any of the insurance policies evidenced by such certificates.

        4.5.4 BCP and any future owner of any affected portion of the BCP Site shall be named an additional insured on all such policies of insurance as their interests may appear.

4.6 Taxes. BCI shall pay all taxes, assessments, levies, charges, similar impositions, imposed by any authority having direct power to tax, including any city, parish, state or federal government, as against any legal or equitable interest of BCI in any fixtures, equipment or improvements operated by BCI hereunder, but not any taxes, assessments, levies, charges, similar impositions, imposed with respect to the land or immovables comprising the BCP Site, or any of BCP's federal, state or local income or franchise taxes, all of which shall be paid by BCP.

                                    ARTICLE 5

                                      TERM

5.1 Term. The term of this Agreement and the servitudes hereby created shall commence on the date hereof and extend until BCI has completed the performance of the last of its obligations under the Environmental Allocation Agreement.

5.2 Failure To Perform. The parties hereby agree that, notwithstanding anything contained herein to the contrary, the failure, or alleged failure, of either party to perform any or all of its respective obligations under, or to observe any of its covenants or agreements contained in, this grant of servitudes shall never serve or be used or claimed as a ground for claiming or declaring that the servitudes herein granted, or any of them, have

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        terminated or are terminable by either party, it being understood and agreed that none of such obligations, covenants or agreements is a condition to the continued use and enjoyment of such servitudes in accordance herewith and that any losses and damages suffered by either party arising out of such breach of or failure to observe any or all of such obligations, covenants and agreement shall entitle the injured party to all available remedies, except the remedy of terminating said servitudes, in whole or in part, which remedy is hereby waived and released.

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1 Successor and Assigns. Each and all of the provisions contained in this Agreement (i) will create servitudes upon the BCP Site and will be covenants running with the land; and (ii) will bind every person having any fee, leasehold, or other interest in any portion of the BCP Site to the extent that such portion is affected by any term, covenant, or provision set forth in this Agreement.

6.2 Further Assurances. The parties agree that, upon reasonable request, they will do such further acts and deeds, and will execute, acknowledge, deliver and record such other document and instruments, as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Agreement and to otherwise confer upon the parties full enjoyment of their respective rights hereunder.

6.3 Interpretation. The parties agree that each party and its attorneys have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, will not be employed in the interpretation of this Agreement.

6.4 Applicable Law. This Agreement will be governed by, construed under, and enforced in accordance with the laws of the State of Louisiana, excluding the conflicts-of-law provisions hereof.

6.5 Section Headings. Section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

6.6 Notice. Any notice or other communication permitted or required to be given or made by any Party to the other Party hereunder must be in writing and may be given by hand delivery, overnight express mail, telecopy transmission (with written confirmation of delivery), or certified or registered U.S. mail (with postage paid and return receipt requested). Notices will be deemed given, in the case of (i) by hand delivery or telecopy transmission, upon receipt, (ii) overnight or express mail, on the next business day after timely delivery to a recognized overnight delivery service, and (iii) U.S. mail, upon the third business day after deposit with the U.S. postal service. For purposes of notice, the

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        addresses and telecopy numbers of the parties will, until names or addresses are changed by delivery of a notice hereunder, be set forth below:

        If to     Borden Chemical, Inc.:
                  180 East Broad Street
                  Columbus, Ohio 43215
                  Attention: General Counsel
                  Telecopy: 614-627-8374

        If to     BCP
                  c/o BCP Management, Inc.
                  Vorys, Sater, Seymour and Pease, LLP
                  52 East Gay Street

                  Columbus, OH 43216
                  Attention: Joseph D. Lonardo
                  Telecopy: (614)464-6530

        With a copy to:
                  Lemle & Kelleher
                  601 Poydras Street, 21st Floor
                  New Orleans, LA 70130
                  Attention: Mr. E. L. Edwards
                  Telecopy: (504)584-9142

                  and

                  Jones, Day, Reavis & Pogue
                  3500 SunTrust Plaza
                  303 Peachtree Street, N.E.
                  Atlanta, Georgia 30308-3242
                  Attn: Mr. Neil P. Olack

6.7 No Waiver. The failure by any party to enforce any of its rights hereunder will not be deemed to be a waiver of such rights, unless waiver is an express written waiver signed by the waiving party. Waiver of any one breach will not be deemed to be a waiver of any other breach of the same or any other provision hereof.

6.8 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future applicable law, or by any court, agency or other governmental authority, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance form this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms to such severed provision as may be

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        possible, such that this Agreement, with such added provision, will be legal, valid, and enforceable in accordance with applicable law.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be deemed to be an original.

6.10 Implied Consent. Wherever in this Agreement the consent or approval of a party is required, unless otherwise expressly provided herein, such consent or approval will not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in the Agreement, if a Party having the right of consent or approval hereunder fails to give such consent or approval or specific written grounds for disapproval within the applicable time period (or, if no time period is provided, within 21 days of receipt of the request therefor), such Party will be deemed to have given its approval or consent. Any request for consent or approval will: (a) be in writing; (b) specify the section hereof which will require that such notice be given or that consent or approval be obtained; (c) clearly and conspicuously state that the failure to respond to the notice or request within the stated time period will be deemed the equivalent of the recipient's approval or consent to the subject matter of the notice or request for approval or consent; and (d) be accompanied by such background data as is reasonable necessary to enable the recipient to make an informed decision thereon.

6.11 No Joint Venture. This Agreement will not create or be deemed to create any partnership, joint venture, or joint enterprise between BCP and BCI, and to the extent such a relationship may be deemed to have been created, BCP and BCI hereby expressly disdain such relationship. The only relationship created under this Agreement will be that of grantor and grantee with respect to the servitudes established hereunder.

6.12 Assignment. This Agreement will be binding upon and will insure to the benefit of the respective Parties hereto and such parties' successor and assigns.




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        IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date written below.

        Signed by Borden Chemicals and Plastics Operating Limited Partnership in Geismar, Louisiana, on ________________, 2002.

WITNESSES AS TO BCP                     BORDEN CHEMCIALS AND
                                        PLASTICS OPERATING LIMITED
                                        PARTNERSHIP

                                        By BCP Management, Inc., General Partner

_______________________________         By: _______________________________


                                        Name: _____________________________


_______________________________         Title: ____________________________


                                 ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF ASCENSION

        On this ____th day of __________, 2002, before me, the undersigned, a Notary Public for the aforesaid Parish, personally appeared _____________________ the ________________ of BCP Management, Inc., in its
capacity as general partner of Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership, known to me to be the person whose name is subscribed to the within instrument, and that he executed the foregoing instrument in his authorized capacity as such ______________________ and he is known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the same and acknowledged to me that he executed the same in his authorized capacity.

        WITNESS my hand and official seal.

                                        ----------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                               -----------
                                        [Notarial Seal]



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        IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date written below.

        Signed by Borden Chemical, Inc. in Columbus, Ohio, on ________________, 2002.


WITNESSES AS TO BCI                     BORDEN CHEMCIAL, INC.

-------------------------------
                                        By: _______________________________

                                        Name: _____________________________

_______________________________         Title: ______________________________


                                 ACKNOWLEDGMENT

STATE OF OHIO
COUNTY OF FRANKLIN

         On this ____th day of __________, 2002, before me, the undersigned, a Notary Public for the aforesaid County, personally appeared ________________________ of Borden Chemical, Inc., a New Jersey corporation, known to me to be the person whose name is subscribed to the within instrument, and that he executed the foregoing instrument in his authorized capacity as such __________________________ (title) and he is known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the same and acknowledged to me that he executed the same in his authorized capacity.

         WITNESS my hand and official seal.

                                    ----------------------------------
                                    Notary Public

                                    My Commission Expires: _____________
                                    [Notarial Seal]


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                                    Exhibit A

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